Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY FOR THE
TENDER OF SHARES OF COMMON STOCK OF
TICKETS.COM, INC.
TO
MLBAM ACQUISITION CORP.,
A WHOLLY OWNED SUBSIDIARY OF
MLB ADVANCED MEDIA, L.P.
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON MARCH 18, 2005,
UNLESS THE OFFER IS EXTENDED.
       This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Share Certificates”) evidencing shares of common stock, par value $0.000225 per share (“Shares”), of Tickets.com, Inc., a Delaware corporation (the “Company”), are not immediately available; (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the “Depositary”), prior to the expiration date (as defined in “Section 1 — Terms of the Offer; Expiration Date” of the Offer to Purchase (as defined below)); or (iii) if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration date. This Notice of Guaranteed Delivery may be delivered by hand, mail, overnight courier or transmitted by facsimile transmission to the Depositary. See “Section 3 — Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.
The Depositary for the Offer is:
MELLON INVESTOR SERVICES LLC

By Mail:	By Hand or Facsimile:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271 Facsimile: (201) 296-4293 Facsimile Confirmation (Tel.) No.: (201) 296-4860	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop — Reorg. Ridgefield Park, NJ 07660
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be medallion guaranteed by an “Eligible Institution” (as defined in “Section 3 — Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase”) under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.
      The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “Section 2 — Acceptance for Payment and Payment for Shares” of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

The Guarantee on the Reverse Side Must Be Completed
Ladies and Gentlemen:
      The undersigned hereby tenders to MLBAM Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of MLB Advanced Media, L.P., a Delaware limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 17, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in “Section 3 — Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.
Number of Shares:

Certificate Nos. (If Available):

☐       Check this box if Shares will be tendered by book-entry transfer:
Name of Tendering Institution:

Account No.:

Signature(s):

Name(s) of Record Holders (Please Type or Print):

Address:

Zip Code:

Daytime Area Code and Telephone No.:

Dated:                          , 2005

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account and The Depository Trust Company, together with an Agent’s Message (as defined in “Section 2 — Acceptance for Payment and Payment for Shares” of the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three trading days after the date hereof.
      The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.
Name of Firm:

Authorized Signature:

Address:

Zip Code:

Area Code and Tel. No.:

Name:

Please Type or Print
Title:

Dated: ______________________________ , 2005
Do not send Share Certificates with this Notice of Guaranteed Delivery.
Share Certificates should be sent with your Letter of Transmittal.

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